UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

COMMISSION FILE NUMBER 000-23823

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIPELINE TECHNOLOGIES, INC.
(FORMERLY KNOWN AS WALL STREET RACING STABLES, INC.)
(Name of Small Business Issuer in its charter)

                     Colorado                                                   84-1313024
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

1001 Kings Avenue, Suite 200, Jacksonville, FL                                         32207
(Address of principal executive offices)                               (Zip Code)
David Babiarz, 7720 East Bellview Avenue, Suite 200, Englewood CO 80111
(Name and address of agent for service)

(903) 779-5900
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class      Amount to be            Proposed maximum        Proposed maximum         Amount of
of securities to be      registered              offering price per      aggregate offering       registration fee
registered                                       unit                    price
Common stock             1,650,000 shares        $0.18                   $297,000.00              $27.33

* Pursuant to Rule 457, the offering price per unit was determined by taking the average of the bid and asked price for our common stock as of April 4, 2002.

April 5, 2002

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of documents by reference.

        The documents listed in (a) through (c) below are incorporated by reference in this registration statement. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange act of 1934 (the “Exchange Act”), prior to the filing of a post -effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part herefrom from the date of filing of such documents.

        (A) Our latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either:(1) our latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Act”) that contains audited financial statements for our latest fiscal year for which such statements have been filed, or (2) our effective registration statement on Form 10.

        (B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (A) above.

        (C) The description of our common stock contained in a registration statement filed under the Act, including any amendment or report filed for the purpose of updating such description.

Description of Securities.

        Our common stock has been registered under section 12(g) with the Securities and Exchange Commission on Form 10SB, to which reference is made for all purposes, so that any further description thereof is not necessary.

Interest of Named Experts and Counsel.

        Not applicable.

Indemnification of Directors and Officers.

        Our Bylaws provide that we shall indemnify our officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

        Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas law or otherwise, we have been advised that in the opinion of the Securities and

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Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or payed by one of our directors, officers or controlling persons and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exemption from Registration Claimed.

         Not applicable.

Exhibits.

         See attached.

Undertakings.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling

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person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on April 5, 2002.

(Registrant)                        Pipeline Technologies, Inc.

By (Signature and Title):           /s/ Tim Murtaugh
                                    Tim Murtaugh, President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and in the City of Jacksonville, Florida, on April 5, 2002.

By (Signature and Title):           /s/ John D. McKey
                                    John D. McKey, Director
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Date Filed: April 5, 2002                                                  SEC File 0-23823

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

------------------------------------------------------------------------------------------

PIPELINE TECHNOLOGIES, INC.

CARTER HOLMES pllcATTORNEYS
AND COUNSELORS

HAMPTON COURT
4311 OAK LAWN AVE.
SUITE 600
DALLAS, TEXAS 75219

STEVEN B. HOLMES
TELEPHONE (214) 765-6000
FACSIMILE (214) 765-6103
E-MAIL SHOLMES@LEGALTEXAS.COM

April 5, 2002

Board of Directors
Pipeline Technologies, Inc.
1001 Kings Avenue
Suite 200
Jacksonville, FL 32207

Re: Pipeline Technologies, Inc.
Registration Statement on Form S-8

Gentlemen:

        We have been retained by Pipeline Technologies, Inc. (the “Company”) in connection with the Registration Statement (the “Registration Statement”) on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

        In connection with the request, we have examined the following:

        1. Articles of Incorporation of the Company;

        2. Bylaws of the Company;

3. The Registration Statement; and

4. Resolutions of the Company's Board of Directors.

         We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

CARTER HOLMES PLLC

Pipeline Technologies, Inc.
Board of Directors
April 5, 2002

        Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Colorado.

         We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,
CARTER HOLMES pllc

/s/ Steven B. Holmes
Steven B. Holmes

SBH